Exhibit 11.1

                          WIRELESS TELECOM GROUP, INC.
                        COMPUTATION OF PER SHARE EARNINGS
                                   (Unaudited)

                                                       For the Three Months                   For the Nine Months
                                                        Ended September 30,                   Ended September 30,
                                                    -------------------------              -------------------------
                                                    2003                 2002              2003                 2002
                                                    ----                 ----              ----                 ----
Net Income                                        $ 646,777            $431,804       $ 1,132,246          $ 1,336,322
                                                 ==========          ==========       ===========          ===========
BASIC EARNINGS:

Weighted average number of common shares
     outstanding                                 16,937,678          17,052,347        16,892,153           17,134,464
                                                 ==========          ==========       ===========          ===========

Basic earnings per common share                       $0.04              $ 0.03             $0.07               $ 0.08

DILUTED EARNINGS:

Weighted average number of common shares
     outstanding                                 16,937,678          17,052,347        16,892,153           17,134,464
Stock options                                       228,098              98,507           126,756              325,133
                                                 ----------          ----------       -----------          -----------
Weighted average number of common shares
     outstanding, as adjusted                    17,165,776          17,150,854        17,018,909           17,459,597
                                                 ==========          ==========       ===========          ===========

Diluted earnings per common share                     $0.04              $ 0.03             $0.07               $ 0.08


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